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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
ChemFirst Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18691, 333-18693, 333-35221, 333-69965, 333-38556 and
333-51002) of our report dated February 15, 2001 relating to the consolidated balance sheets of ChemFirst Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 annual report on Form 10-K of ChemFirst Inc.


Jackson, Mississippi
March 26, 2001           /s/  KPMG LLP
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                         KPMG LLP